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                                                                     EXHIBIT 4.2

                             STOCKHOLDERS AGREEMENT


                                  by and among


                            FREEREALTIME.COM, INC.,


                                      AND


                  THE STOCKHOLDERS OF FREEREALTIME.COM, INC.,


                              Dated: July 2, 1999




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                               TABLE OF CONTENTS

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                                                                            Page
                                                                            ----
ARTICLE I. DEFINITIONS........................................................1

     1.1. Common Stock........................................................1
     1.2. Exchange Act........................................................1
     1.3. Investors...........................................................1
     1.4. Qualified IPO.......................................................1
     1.5. Registrable Securities..............................................1
     1.6. Securities Act......................................................2
     1.7. Shares..............................................................2

ARTICLE II. REGISTRATION RIGHTS...............................................2

     2.1. Piggyback Registration Rights.......................................2
     2.2. Demand Registration Rights..........................................3
     2.3. Registration Procedures.............................................4
     2.4. Restrictions on Public Sale.........................................8
     2.5. Registration Expenses...............................................9
     2.6. Indemnification....................................................10
     2.7. Rule 144...........................................................12
     2.8. Participation in Underwritten Registrations........................12

ARTICLE III. MISCELLANEOUS...................................................12

     3.1. Legend.............................................................12
     3.2. Transferees; Additional Restriction on Transfer....................12
     3.3. Specific Performance, Etc..........................................13
     3.4. Notices............................................................13
     3.5. Entire Agreement; Amendments and Waivers...........................13
     3.6. Termination........................................................14
     3.7. Recapitalizations, Exchange, Etc. Affecting the Company's Stock....14
     3.8. Jurisdiction; Mediation; Attorneys' Fees...........................14
     3.9. Multiple Counterparts..............................................15
     3.10. Headings..........................................................15
     3.11. Governing.........................................................15
     3.12. Construction......................................................15
     3.13. Expenses..........................................................15
     3.14. Invalidity........................................................15
     3.15. Cumulative Remedies...............................................15


                                       i

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                             STOCKHOLDERS AGREEMENT

               This STOCKHOLDERS AGREEMENT (this "Agreement") is entered into as of July 2, 1999 by and among FREEREALTIME.COM, INC., a Colorado corporation (the "Company"), and the stockholders of the Company listed as signatories to this Agreement (the "Stockholders").

                                    RECITALS

               The parties hereto desire to enter into this Agreement for the purpose of regulating certain aspects of the Stockholders' relationships with regard to each other and with the Company.

                                   AGREEMENT

               NOW THEREFORE, in consideration of the above recitals and the mutual covenants herein contained and for other good and valuable consideration, the parties hereto agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS

               As used herein, the following terms shall have the following meanings:

               1.1. Common Stock. The term "Common Stock" shall mean common stock of the Company, par value $0.01 per share.

               1.2. Exchange Act. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               1.3. Investors. The term "Investors" shall mean the Stockholders of the Company.

               1.4. Qualified IPO. The term "Qualified IPO" shall mean the Company's underwritten initial public offering of its Common Stock under the Securities Act, provided that the gross proceeds to the Company in such offering exceed $10 million and that the Company's Common Stock is listed for trading on a national securities exchange or is authorized for trading on the NASDAQ National Market System at such time.

               1.5. Registrable Securities. The term "Registrable Securities" shall mean shares of Common Stock held by the Investors, shares of Common Stock issued upon any one or more exercises of Warrants issued to the Investors; provided, however, that a Registrable Security shall cease to be a Registrable Security at such time that (i) the Registrable Security has been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering it, (ii) has been sold to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act and the legend referred to in Section 3.1


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hereof has been removed from the certificate representing such Registrable
Security, (iii) may be sold to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (iii) one (1) year after a Qualified IPO.

        1.6. Securities Act. The term "Securities Act" shall mean the Securities Act of 1933, as amended.

        1.7. Shares. The term "Shares" shall mean shares of capital stock of the Company, preferred or common, and securities convertible into, or exercisable or exchangeable for, shares of capital stock of the Company.

                                  ARTICLE II.

                              REGISTRATION RIGHTS

               2.1. Piggyback Registration Rights.

                      (a) Right to Piggyback. Subject to the last sentence of this Section 2.1(a), whenever the Company proposes to register any shares of Common Stock (or securities convertible into of exchangeable for, or options to purchase, Common Stock) with the Securities and Exchange Commission (the "Commission") under the Securities Act and the registration form to be used may be used for the registration of the Registrable Securities (a "Piggyback Registration"), the Company (i) will give written notice to all Stockholders who hold Registrable Securities (collectively, "Holders") at least 30 days prior to the anticipated filing date, of its intention to effect such a registration, which notice will specify the proposed offering price, the kind and number of securities proposed to be registered, the distribution arrangements and such other information that at the time would be appropriate to include in such notice, and (ii) will, subject to Section 2.1 (b) below, include in such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the date of the Company's notice. Except as may otherwise be provided in this Agreement, Registrable Securities with respect to which such request for registration has been received will be registered by the Company and offered to the public in a Piggyback Registration pursuant to this Article II on terms and conditions at least as favorable as those applicable to the registration of shares of Common Stock to be sold by the Company and by any other person selling under such Piggyback Registration.

                      (b) Priority on Piggyback Registrations. If the managing underwriter or underwriters, if any, advise the selling Holders in writing that in its or their reasonable opinion or, in the case of a Piggyback Registration not being underwritten, the Company shall reasonably determine (and notify the selling Holders of such determination), after consultation with an investment banker of nationally recognized standing, that the number or kind of securities proposed to be sold in such registration (including Registrable Securities to be included pursuant to subsection 2.1 (a) above) is inconsistent with that which can be sold in such registration without having a material effect on the success of the offering (including, without limitation, an impact on the selling price or the number of securities that any participant may sell), the Company will include in such registration only the number of securities, if any, which, in the opinion of such underwriter or underwriters, or the Company, as the case may be, can be sold as


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follows: (i) first, the shares the Company proposes to sell, and (ii) second, the Registrable Securities requested to be included in such registration by the Holders. To the extent that the privilege of including Registrable Securities in any Piggyback Registration must be allocated among the selling Holders pursuant to clause (ii) above, the allocation shall be made pro rata based on the number of Registrable Securities that each such Holder shall have requested to include therein.

                      (c) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the Company will (i) select a managing underwriter or underwriters to administer the offering, which managing underwriter or underwriters will be of nationally recognized standing, and (ii) determine the terms under which such underwriting shall take place.

               2.2. Demand Registration Rights.

                      (a) Right to Demand. On one occasion after 90 days after a Qualified IPO, the holders of 50% or more of the aggregate number of Registrable Securities may collectively make a written request of the Company for registration with the Commission, under and in accordance with the provisions of the Securities Act, of all or part of their Registrable Securities (a "Demand Registration"); provided, however, that (x) the Company need not effect a Demand Registration unless such Demand Registration shall include at least 50% of the Registrable Securities originally issued to each demanding Holder under the Subscription Agreement and 5% of the issued and outstanding shares of Common Stock of the Company as of the date the request is made, (y) the Company may, if the Board of Directors determines in the exercise of its reasonable judgment that effecting such Demand Registration at such time would have a material adverse effect on the Company, defer such Demand Registration for a single period not to exceed 90 days, and (z) if the Company elects to defer any Demand Registration pursuant to (y) above, no Demand Registration shall be deemed to have occurred for purposes of this Agreement. Within 10 days after receipt of the request for a Demand Registration, the Company will send written notice (the "Notice") of such registration request and its intention to comply therewith to each of the other Holders and, subject to Section 2.2(c) below, the Company will include in such registration all Registrable Securities of such Holders with respect to which the Company has received written requests for inclusion therein within 20 business days after the effectiveness of the Notice. All requests made pursuant to this Section 2.2(a) will specify the aggregate number of Registrable Securities requested to be registered and will also specify the intended methods of disposition thereof.

                      (b) Expenses; Number of Demand Registrations; Withdrawal. The expenses of each Demand Registration shall be borne by the Holders requesting such Demand Registration. A Demand Registration shall not be counted as a Demand Registration hereunder until such Demand Registration has been declared effective by the Commission and maintained continuously effective for a period of at least three months or such shorter period when all Registrable Securities included therein have been sold in accordance with such Demand Registration. A Demand Registration may be withdrawn by the Holders making the demand without the demand counting as a Demand Registration hereunder provided that the Holders making the demand reimburse the Company for all expenses incurred by the Company in connection with the demand.


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                      (c) Priority on Demand Registrations. If in any Demand
Registration the managing underwriter or underwriters thereof (or in the case of a Demand Registration not being underwritten, in the opinion of the holders of a majority of the Registrable Securities included therein), advise the Company in writing that in its or their reasonable opinion the number of securities proposed to be sold in such Demand Registration is inconsistent with that which can be sold in such offering without having a material effect on the success of the offering (including, without limitation, an impact on the selling price or the number of Registrable Securities that any participating Holder may sell), the Company will include in such registration only the number of securities that, in the reasonable opinion of such underwriter or underwriters (or holders of Registrable Securities, as the case may be) can be sold without having a material adverse effect on the success of the offering as follows: (i) first, the Registrable Securities requested to be included in such Demand Registration by Holders pro rata on the basis of the number of Registrable Securities requested to be included, and (ii) second, any securities held by persons other than the Holders and requested to be included in such Demand Registration.

                      (d) Selection of Underwriters. If any Demand Registration is an underwritten offering, the Company will, subject to the reasonable approval of the Holder requesting the Demand Registration, (i) select a managing underwriter or underwriters to administer the offering, which managing, underwriter or underwriters shall be of nationally recognized standing, and (ii) determine the terms under which such underwriting shall take place.

               2.3. Registration Procedures. With respect to any Piggyback Registration or Demand Registration (generically, a "Registration"), the Company will, subject to Sections 2.1 (b) and 2.2(c), as expeditiously as practicable:

                      (a) prepare and file with the Commission, within 90 days after mailing the applicable Notice, a registration statement or registration statements (the "Registration Statement") relating to the applicable Registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof; provided, however, that the Company will include in any Registration Statement on a form other than Form S-1 all information that the selling Holders shall reasonably request and shall include all financial statements required by the Commission to be filed therewith, cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD"), and use its best efforts to cause such Registration Statement to become effective; provided further, that before filing a Registration Statement or prospectus related thereto (a "Prospectus") or any amendments or supplements thereto, the Company will furnish to the Holders covered by such Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review of such Holders and underwriters and their respective counsel, and the Company will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the holders of a majority of the Registrable Securities covered by such Registration Statement or the underwriters, if any, shall reasonably object;

                      (b) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep each


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Registration Statement effective for the applicable period, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold; cause each Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus; the Company shall not be deemed to have used its best efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in selling Holders covered thereby not being able to sell such Registrable Securities during that period unless such action is required under applicable law, provided that the foregoing shall not apply to actions taken by the Company in good faith and for valid business reasons, including, without limitation, the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 2.3(k) below, if applicable;

                      (c) notify the selling Holders and the managing underwriters, if any, promptly, and (if requested by any such person or entity) confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (D) if at any time the representations and warranties of the Company contemplated by Section 2.3(n) below cease to be true and correct, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (F) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

                      (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

                      (e) if requested by the managing underwriter or underwriters or a holder of Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such


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Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                      (f) furnish to each managing underwriter and, if requested by the holders of a majority of the Registrable Securities being sold, to each selling Holder, without charge, at least one signed copy of the Registration Statement and any amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                      (g) deliver to each selling Holder and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Holder and underwriters may reasonably request; the Company consents to the use of each Prospectus or any amendment or supplement thereto by each of the selling Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto;

                      (h) prior to any public offering of Registrable Securities, register or qualify or cooperate with the selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or "Blue Sky" laws of such jurisdictions as any seller or underwriter reasonably requests in writing, considering the amount of Registrable Securities proposed to be sold in each such jurisdiction, and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

                      (i) cooperate with the selling Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

                      (j) use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

                      (k) upon the occurrence of any event contemplated by
Section 2.3(c)(F) above, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;


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                      (l) cause all Registrable Securities covered by any
Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed, or cause such Registrable Securities to be authorized for trading on the NASDAQ National Market System if any similar securities issued by the Company are then so authorized, if requested by the holders of a majority of such Registrable Securities or the managing underwriters, if any;

                      (m) provide a CUSIP number for all Registrable Securities, not later than the effective date of the applicable Registration Statement;

                      (n) enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to facilitate the disposition of such Registrable Securities as shall be reasonably necessary, and in connection therewith, (A) make such representations and warranties to the selling Holders and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings; (B) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority of the Registrable Securities being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;
(C) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings; (D) if an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures set forth in Section 2.6 below with respect to all parties to be indemnified pursuant to said Section; and (E) the Company shall deliver such documents and certificates as may be requested by the holders of a majority of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with Section 2.3(c)(F) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

                      (o) make available for inspection during normal business hours by a representative of the holders of a majority of the Registrable Securities, any underwriter participating in any disposition pursuant to such Registration, and any attorney or accountant retained by the representative or underwriter, all financial and other records, and pertinent corporate documents of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such persons unless disclosure of such records, information or documents is required by court or administrative order or any regulatory body having jurisdiction;


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

                      (p) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make earnings statements satisfying the provisions of Section 11(a) of the Securities Act generally available to its security holders no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering, or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month periods; and

                      (q) promptly prior to the filing of any document that is to be incorporated by reference into any Registration Statement or Prospectus (after initial filing of the Registration Statement), provide copies of such document to counsel to the selling Holders and to the managing underwriters, if any, make the Company's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for such selling Holders or underwriters may reasonably request.

               The Company may require each seller of Registrable Securities as to which any Registration is being effected to furnish to the Company such information regarding the proposed distribution of such securities as the Company may from time to time reasonably request in writing.

               Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 23(c)(F), such holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such holder's receipt of copies of the supplemented or amended Prospectus as contemplated by Section 2.3(k), or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities. In the event the Company shall give any such notice, the three month time period referred to in 2.2(a) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemental or amended prospectus contemplated by Section 2.3(c)(F) or the Advice.

               2.4. Restrictions on Public Sale.

                      (a) Public Sale by Stockholders and Holders. To the extent not inconsistent with applicable law, (i) each Stockholder agrees not to effect any public sale or distribution of Shares, including a sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, during the 90-day period (or such shorter period as may be agreed to by the managing underwriter or underwriters) following a Qualified IPO, and (ii) each Holder whose Registrable Securities are included in a Registration Statement hereunder, if requested by the managing underwriter or underwriters for such Registration, agrees not to effect


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

any public sale or distribution of Registrable Securities, including a sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, during the 15 business days prior to, and during the 90-day period (or such shorter period as may be agreed to by such underwriter or underwriters) beginning on, the effective date of a Registration Statement pursuant to such Piggyback Registration or Demand Registration (except as part of such Piggyback or Demand Registration).

                      (b) Public Sale by the Company. If requested by the managing underwriter or underwriters for any underwritten Registration, or by the holders of a majority of the Registrable Securities being registered in a Demand Registration that is not being underwritten, (i) the Company will not effect any public sale or distribution of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock) for its own account during the 15 business days prior to, and during the 90-day period beginning on, the effective date of such Registration, and (ii) the Company will use its reasonable efforts to cause each other holder of Common Stock (or securities convertible into or exchangeable for, or options to purchase, Common Stock) purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution of any such securities during the period described in (i) above (except as part of such Registration, if otherwise permitted).

                      (c) Other Registrations. If the Company has previously filed a Registration Statement with respect to Registrable Securities, and if such previous Registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its Common Stock (or securities convertible into or exchangeable for, or options to purchase, Common Stock) under the Securities Act (except on Form S-8 or any similar successor form), whether on its own behalf or at the request of any holder or holders of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock), until a period of at least three months has elapsed from the effective date of such previous Registration; provided, however, that if the holders of 50% or more of the aggregate number of Registrable Securities included in such previous Registration shall agree in writing, such period may be shortened by the Company.

               2.5. Registration Expenses. All expenses incident to the Company's performance of or compliance with the provisions of this Article II regarding Piggyback Registration will be borne by the Company, including, without limitation, all registration and filing fees, the fees and expenses of the counsel and accountants for the Company (including the expenses of any "cold comfort" letters and special audits required by or incident to the performance of such persons), all other costs and expenses of the Company incident to the preparation, printing and filing under the Securities Act of the Registration Statement (and all amendments and supplements thereto) and furnishing copies thereof and of the Prospectus included therein, the costs and expenses incurred by the Company in connection with the qualification of the Registrable Securities under the state securities or "Blue Sky" laws of various jurisdictions, the costs and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel as may be required by the rules and regulations of the NASD), the costs and expenses of listing the Registrable Securities for trading on a national securities exchange or authorizing


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

them for trading on the NASDAQ National Market System and all other costs and expenses incurred by the Company in connection with any Piggyback Registration hereunder; provided, however, that, except as otherwise provided in Section 2.6 below, the Company shall not bear the costs and expenses of any selling Holder for underwriters' commissions, brokerage fees or transfer taxes, or the fees and expenses of any counsel, accountants or other representative retained by any selling Holder. The expenses of any Demand Registration, including, without limitation, all filing and registration fees and other fees delineated above, shall be borne by the Holders requesting such Demand Registration.

               2.6. Indemnification.

                      (a) Indemnification by the Company. The Company agrees to indemnify, to the full extent permitted by law, each Holder, its officers, directors and agents and each person who controls such Holder within the meaning of the Securities Act and the Exchange Act (each, an "Indemnified Holder"), against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus, or any omission or alleged omission to state therein a material fact necessary to make the statements therein (in the case of a Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statement or omission is caused by any information with respect to such Indemnified Holder furnished in writing to the Company by such Indemnified Holder or its representative expressly for use therein. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each person who controls such persons (within the meaning of the Securities Act) to the same extent as provided above with respect to Indemnified Holders; provided, however, that if pursuant to an underwritten public offering of Registrable Securities, the Company and any underwriters enter into an underwriting or purchase agreement relating to such offering that contains provisions relating to indemnification and contribution between the Company and such underwriters, such provisions shall be deemed to govern indemnification and contribution as between the Company and such underwriters.

                      (b) Indemnification by Holders of Registrable Securities. In connection with any Registration, each Holder participating therein will furnish to the Company in writing such information with respect to the Holder as the Company reasonably requests for use in connection with any Registration Statement, Prospectus or preliminary Prospectus, and agrees to indemnify, to the full extent permitted by law, the Company, the directors and officers of the Company signing the Registration Statement and each person who controls the Company (within the meaning of the Securities Act and the Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements in the Registration Statement, Prospectus or preliminary Prospectus (in the case of the Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, to the extent, and only to the extent, that such untrue statement or omission is caused by any information with respect to the Holder so furnished in writing by the Holder or its representative specifically for inclusion therein. In no event shall the liability of any selling

Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information with respect to such persons or entities so furnished in writing by such persons or entities or their representatives specifically for inclusion in any Registration Statement, Prospectus or preliminary Prospectus.

                      (c) Conduct of Indemnification Proceedings. Any person or entity entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party after the receipt by the indemnified party of a written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party will claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding Section 2.6(a) or 2.6(b), as applicable, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice and
(ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will be required to consent to the entry of any judgment or to enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel in any one jurisdiction for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

                      (d) Contribution. If for any reason the indemnification provided for in the preceding Section 2.6(a) or 2.6(b), as applicable, is unavailable to an indemnified party as contemplated by such Section, then the indemnifying party, in lieu of indemnification, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations; provided, however, that no selling Holder shall be required to contribute in an amount greater than the difference between the net proceeds received by the Holder with respect to the sale of Registrable Securities and all amounts already contributed by the Holder with respect to such claims, including amounts paid for any legal or other fees or expenses incurred by the Holder.

               2.7. Rule 144. The Company agrees that at all times after it has filed a registration statement pursuant to the requirements of the Securities Act relating to any class of equity securities of the Company, it will file in a timely manner all reports required to be filed by it pursuant to the Securities Act and the Exchange Act and will take such further action as any Holder may reasonably request in order that such Holder may effect sales of Registrable Securities pursuant to Rule 144. At any reasonable time and upon request of a Stockholder, the Company will furnish such Stockholder and others with such information as may be necessary to enable the Stockholder to effect sales of Common Stock pursuant to Rule 144 under the Securities Act and will deliver to such Stockholder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, the Company may deregister any class of its equity securities under Section 12 of the Exchange Act or suspend its duty to file reports with respect to any class of its securities pursuant to
Section 15(d) of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

               2.8. Participation in Underwritten Registrations. No Holder may participate in any underwritten registration hereunder unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Company, and (ii) accurately completes timely. manner and executes all questionnaires, powers of attorney, underwriting agreements and other documents customarily required under the terms of such underwriting arrangements.

                                  ARTICLE III.

                                 MISCELLANEOUS

               3.1. Legend. In addition to any legends required by federal or state securities laws, the certificates representing the Shares shall bear the following legend:

"The securities represented by this certificate are subject to certain restrictions on transfer and voting set forth in a Stockholder Agreement dated as of July 2, 1999. A copy of such Agreement may be obtained from the Company upon request." Each of the parties hereto agrees that it will not transfer any Shares without complying with each of the restrictions set forth herein and agrees that in connection with any such transfer it will, if requested by the Company, deliver at its expense to the Company an opinion of counsel (including in-house or special counsel), in form and substance reasonably satisfactory to the Company and counsel for the Company, that such transfer is not in violation of the securities laws of the United States of America or any state thereof.

               3.2. Transferees; Additional Restriction on Transfer. Each transferee of Shares from an Investor or a subsequent transferee (including the transferee in a transfer from one Investor to another Investor) shall take such Shares subject to the same restrictions as existed in the hands of the transferor. Each transferee of an Investor or a subsequent transferee shall be entitled to the registration rights provided under Article II hereof. Shares sold to the public pursuant to an effective Registration Statement shall no longer be subject to any of the provisions of this Agreement.

               3.3. Specific Performance, Etc. The Company and each Stockholder, in addition to being entitled to exercise all rights provided herein, in the Company's Certificate of Incorporation or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

               3.4. Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

               If to an Investor, to the address set forth in Schedule I hereto

               If to the Company, addressed to:

                    Freerealtime.com, Inc.
                    3333 Michelson Drive
                    Suite 430
                    Irvine, California 92612
                    Fax: (949) 833-7665
                    Attention: Brad G. Gunn

               Copy to:

                    Latham & Watkins
                    650 Town Center Drive
                    Costa Mesa, California 92626
                    Fax: (714) 755-8290
                    Attention: Cary K. Hyden, Esq.

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

               3.5. Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may not be given unless approved by the Company in writing and the Company has obtained the written consent of Stockholders holding at least 50% of the then outstanding Shares. This Agreement may be amended, modified, waived or supplemented only by a written instrument executed by all the parties hereto that are required to execute the same. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

               3.6. Termination. If not terminated sooner pursuant to the terms hereof, Article II of this Agreement (regarding registration rights) shall terminate and cease to be of any further force or effect upon the Company's merger with and into another corporation or other entity where, upon consummation of the merger, the holders of the Company's voting stock immediately prior to the merger will hold less than 50% of the voting stock of the surviving corporation immediately after the merger. If not terminated sooner pursuant to the terms hereof, Article II of this Agreement (regarding registration rights) shall terminate and cease to be of any further force or effect upon the Company's merger with and into another corporation where, in connection with the merger, the Shares are exchanged exclusively for cash and/or shares of capital stock or other securities that are publicly traded on a national securities exchange or authorized for trading on the NASDAQ National Market System.

               3.7. Recapitalizations, Exchange, Etc. Affecting the Company's Stock. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares, to any and all shares of capital stock of the Company that may be issued in respect of, in exchange for, or in substitution of the Shares and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

               3.8. Jurisdiction; Mediation; Attorneys' Fees.

                      (a) Jurisdiction. Each party hereto agrees that any and all claims, grievances, demands, controversies, causes of action, or disputes of any nature whatsoever (including but not limited to tort and contract claims, and claims upon any law, statute, order or regulation) (hereinafter "Claims") arising out of, in connection with or in relation to (i) the interpretation, performance or breach of this Agreement, or (ii) any relationship before, at the time of entering into, during the term of, or upon or after expiration or termination of this Agreement, between the parties hereto, shall be brought in the United States District Court for the Central District of California or, if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in the County of Orange, State of California. Each party hereto unconditionally and irrevocably consents to the jurisdiction of any such court over any Claims and waives any objection which such party may have to the laying of venue of any Claims in any such court.

                      (b) Attorneys' Fees. If a party brings a Claim in an action before a court described in Section 3.8(a), the prevailing party in such action shall be entitled to recover its costs and expenses, including, without limitation, reasonable attorneys' fees, incurred in connection with such action, including any appeal of such action.

               3.9. Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               3.10. Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

               3.11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to principles of conflict of laws.

               3.12. Construction. Differences in language as between similar provisions covering similar matters may reflect differences in style rather than a different substantive intent and should be construed accordingly.

               3.13. Expenses. Except as otherwise specified in this Agreement, each party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

               3.14. Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other document or instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such document or instrument.

               3.15. Cumulative Remedies. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

               IN WITNESS WHEREOF, the parties have executed this Stockholder Agreement as of the day and year first written above.

                                        FREEREALTIME.COM, INC.,
                                        a Colorado corporation

                                        By: /s/ BRAD G. GUNN
                                           -------------------------------------
                                           Brad G. Gunn,
                                           President and Chief Executive Officer

               IN WITNESS WHEREOF, the parties have executed this Stockholder Agreement as of the day and year first written above.

                                        Accepted and agreed to:

                                        -------------------------------



                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


No. of Shares:
               ---------------------------------

Name and Address
of Stockholder
               ---------------------------------

                                   SCHEDULE 1
                      NAMES AND ADDRESSES OF STOCKHOLDERS


Reggie D. DelPonte                        Gordon and Aina McBean
1807 Newport Hills Dr. E.                 44 Silkwood
Newport Beach, CA 92660                   Aliso Viejo, CA 92656

Estate Planning L.P.                      Mark Pierrepont
55 Main Street                            GPO 357
Little Falls, NJ 07424                    Hong Kong

Livingston Family Trust                   Scott Richards, IRA
1943 Port Cardigan                        101 Montgomery Street
Newport Beach, CA 92660                   San Francisco, CA 94104

Martin Karlen Trust
9021 Greensboro
Las Vegas, NV 89134

THIS SECURITY HAS BEEN ACQUIRED IN A TRANSACTION NOT INVOLVING ANY PUBLIC OFFERING AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH THE ACT.

                             FREEREALTIME.COM, INC.

                         -----------------------------

                         COMMON STOCK PURCHASE WARRANT

                         -----------------------------

                                                       Certificate No._________

                                                       Dated as of July 2, 1999

      1. Grant. For consideration set forth under that certain Subscription Agreement (as defined below) and other value received, FREEREALTIME.COM, INC., a Colorado corporation (the "Company"), hereby grants to LIVINGSTON FAMILY TRUST or its assigns or transferees (the "Holder"), at the exercise price set forth in
Section 3 below, the right to purchase 75,000 shares (the "Warrant Shares") of Common Stock (or other security issued in accordance with Section 8), subject to adjustment from time to time as hereinafter set forth. This Warrant is issued at Closing under that certain Subscription and Unit Purchase Agreement dated as of the date hereof (the "Subscription Agreement") by and among the Company, the Holder and certain other parties named therein. Capitalized terms used herein, but not elsewhere defined herein or in the Subscription Agreement, have the meanings set forth in Schedule 1.

      2. Exercise Period. The right to exercise this Warrant, in whole or in part, begins on the date hereof. The right to exercise this Warrant expires on the second anniversary of the date hereof (the "Expiration Date").

      3. Exercise Price. The exercise price of this Warrant is $4.75 per Warrant Share (the "Exercise Price").

      4.    Anti-Dilution Adjustment.

            (a) Dilutive Transactions. If the Company enters into a Dilutive Transaction, other than a transaction described in Section 4(b) hereof, the number of Warrant Shares issuable hereunder shall be increased to that number determined by performing the following calculation and rounding the resulting number to the nearest whole share: Divide:

                  (i) the Non-Dilutive Price then in effect of a Warrant Share multiplied by the number of Warrant Shares then issuable hereunder, by:

                  (ii)  the Weighted Average Per Share Value.

            (b) Additional Management Shares. If the Company, pursuant to a Dilutive Transaction, issues Employee Options to acquire all Employee Option Shares, then the number of Warrant Shares issuable hereunder shall be increased to that number determined by performing the following calculation and rounding the resulting number to the nearest whole share: Multiply:

                  (i) the number of Employee Option Shares into which the Employee Options then issued by the Company are exerciseable, times:

                  (ii) a fraction, the numerator of which is the number of Warrant Shares issued or issuable hereunder immediately prior to the issuance of the additional Employee Options, and the denominator of which is the Common Stock Deemed Outstanding.

            (c)   Readjustment.

                  (i) Expiration of Option or Right to Subscribe For or Purchase. If any option or right issued in connection with a Dilutive Transaction expires without having been exercised prior to the exercise by Holder of its rights hereunder, the number of Warrant Shares then issuable hereunder shall forthwith be readjusted to such lesser number as would have been issuable had the option or right never been issued.

                  (ii) Expiration of Right to Convert or Exchange. If any right to convert or exchange any Common Stock Equivalent issued in connection with a Dilutive Transaction expires without having been exercised prior to the exercise by Holder of its rights hereunder, the number of Warrant Shares then issuable hereunder shall forthwith be readjusted to such lesser number as would have been issuable had the Common Stock Equivalent never been issued.

      5.    Other Adjustments.

            (a)   Adjustment for Change in Common Stock.

                  (i) If the Company (A) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock, (B) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares, or (C) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares (each, an "Adjustment Event"), the number of Warrant Shares issuable hereunder immediately prior to such action shall be proportionately adjusted so that the Holder will receive, upon exercise, the aggregate number and kind of shares of capital stock of the Company which it would have owned immediately following such action if the Holder had exercised this Warrant immediately prior to such Adjustment Event.

                  (ii) The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                  (iii) The adjustment shall be made successively whenever any
                        Adjustment Event occurs.

            (b) Adjustment for Reorganization. If the Company consolidates or merges with or into another Person or enters into any other similar transaction, recapitalization or reorganization (any such action, a "Reorganization"), there shall thereafter be deliverable, upon exercise of this Warrant (in lieu of the number of Warrant Shares theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock that would otherwise have been deliverable upon exercise of this Warrant would have been entitled upon such Reorganization if such Warrant has been exercised in full immediately prior to such Reorganization.

      6. Participation in Dividends, Distributions, Repurchases or Redemptions. If the Company declares any dividend or makes any distribution, in each case, that is not in shares of Common Stock or Common Stock Equivalents, or repurchases or redeems any of its securities, the Company will pay the Holder the declared dividend, or offer to include the Holder in such distribution, repurchase or redemption, as if the Holder had exercised this Warrant immediately prior to the event (or any record date with respect thereto); provided, however, that the Company shall not be required to include the Holder in any open market stock buyback program approved by the Board of Directors. If the Holder elects to participate in a repurchase or redemption, this Warrant shall be modified (as of the date of such event) so that the Holder shall be entitled to receive, upon exercise, the number of Warrant Shares issuable hereunder less the number of Warrant Shares redeemed or repurchased.

      7.    Prior Notice as to Certain Events.

            (a)   Dividends, Distributions, Subscription Rights. If the Company
(i) pays any dividend, or makes any distribution, or repurchases or redeems any of its securities, or (ii) offers any subscription rights pro rata to the holders of its Common Stock, then at least 15 days prior to the record date for such action, the Company will send written notice (by first class mail, postage prepaid, addressed to the Holder at its address shown on the books of the Company) of the dates on which (A) the Company will close its books or take a record for such action and (B) the holders of Common Stock of record will participate in such action.

            (b) Reorganizations. If the Company (i) enters into any Reorganization or reclassification of its capital stock, or (ii) is the subject of a voluntary or involuntary dissolution, liquidation or winding up of the Company, then at least 15 days prior to such action, the Company will send written notice (by first class mail, postage prepaid, addressed to the Holder at its address shown on the books of the Company) of the dates on which (A) such action will occur and (B) the holders of Common Stock of record may exchange their Common Stock for securities or other property deliverable upon such action.

      8. Alternate Class. In the event the Company consummates the registration of any of its securities other than Common Stock (the "Alternate Class") in accordance with the Securities Act of 1933, as amended:

            (a) the Company will issue to Holder, upon exercise of this Warrant, the equivalent number of shares of such Alternate Class, so long as the holders of the shares of the Alternate Class have all of the same rights as the holders of shares of Common Stock, except for voting rights; and

            (b) all references herein to Common Stock shall be deemed to refer to the Alternate Class.

      9. Reservation of Common Stock. The Company will reserve and keep available for issuance and delivery upon the exercise of this Warrant such number of its authorized but unissued shares of Common Stock or other securities of the Company as will be sufficient to permit the exercise in full of this Warrant. Upon issuance, each of the Warrant Shares will be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

      10. No Voting Rights; Limitations of Liability. Prior to exercise, this Warrant will not entitle the Holder to (a) any voting rights, or (b) other rights as a stockholder of the Company not granted herein. No provision of this Warrant, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration in this Warrant of the rights or privileges of the Holder, will give rise to any liability of such Holder for the Exercise Price.

      11. Company's Right to Call for the Purchase of Warrant. The Company may call for the purchase of this Warrant, at its option, at a purchase price of $0.50 per Warrant Share, if both of the following conditions are met: (a) the Company's stock is quoted on the NASDAQ, and (b) for a period of thirty (30) consecutive Trading Days, the trading price of the Company's Common Stock is greater than one hundred and twenty-five percent (125%) of the Exercise Price; provided, however, that in no event may the Company call for the purchase of this Warrant prior to the first anniversary of the date hereof, unless the Company enters into an Underwriting Agreement for a public offering of its common stock.

      12. Exercise Procedure. To exercise this Warrant, the Holder must deliver to the principal office of the Company (prior to the Expiration Date) this Warrant, the subscription substantially in the form of Exhibit "A" attached hereto, and the Exercise Price. The Holder may deliver the Exercise Price by any of the following methods, at its option: (i) in legal tender, (ii) by bank cashier's or certified check, or (iii) by wire transfer to an account designated by the Company. Upon exercise, the Company, at its sole expense (including the payment of any documentary, stamp, issue or transfer taxes), will issue and deliver to Holder, within 10 days after the date on which the Holder exercises this Warrant, certificates for the Warrant Shares purchased hereunder. The Warrant Shares shall be deemed issued, and the Holder deemed the holder of record of such Warrant Shares, as of the opening of business on the date on which the Holder exercises this Warrant.

      13. Sale of Warrant or Warrant Shares. Neither this Warrant nor any of the Warrant Shares have been registered under the Act or under the securities laws of any state. Neither this Warrant nor any of the Warrant Shares (when issued) may be sold, assigned, transferred, pledged or hypothecated or otherwise disposed of except as permitted: (i) by any shareholders agreement then in effect, (ii) by any effective registration statement under the Act and by the securities laws of any state in question, or (iii) by an opinion of counsel reasonably satisfactory to the Company stating that such registration under the Act and registration or qualification under the securities laws of any state is not required. Until the Warrant Shares have been registered under the Act and registered and qualified under the securities laws of any state in question, the Company shall cause each certificate evidencing any Warrant Shares to bear the following legends:

            THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THE SHARES MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

            THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF
(1) A SHAREHOLDERS AGREEMENT BETWEEN THE HOLDER, FREEREALTIME.COM, INC, AND THE OTHER PARTIES NAMED THEREIN DATED AS OF JULY 2, 1999 AND (2) A SUBSCRIPTION AND UNIT PURCHASE AGREEMENT BETWEEN THE HOLDER, FREEREALTIME.COM, INC. AND THE OTHER PARTIES NAMED THEREIN DATED AS OF JULY 2, 1999.

      14. Transfer. The Company will register this Warrant on its books and keep such books at its offices. To effect a transfer permitted by Section 13 hereof, the Holder must present (either in person, or by duly authorized attorney) written notice substantially in the form of Exhibit "B" attached hereto. To prevent a transfer in violation of Section 13, the Company may issue appropriate stop orders to its transfer agent.

      15. Replacement of Warrant. If the Holder provides evidence that this Warrant or any certificate or certificates representing the Warrant Shares have been lost, stolen, destroyed or mutilated, the Company (at the request and expense of the Holder) will issue a replacement warrant upon reasonably satisfactory indemnification by the Holder (if required by the Company).

      16. Governing Law. This Warrant will be governed by and construed in accordance with the laws of the State of California without regard to its conflicts of law principles.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its President, and its corporate seal to be hereunto affixed, as of the 2nd day of July, 1999.

FREEREALTIME.COM, INC.,
a Colorado corporation


By: /s/ BRAD G. GUNN        [Seal]
    ------------------------
     Brad G. Gunn
     President and Chief Executive Officer

                                    EXHIBIT A

                            IRREVOCABLE SUBSCRIPTION

To:  Freerealtime.com, Inc.

     The undersigned hereby elects to exercise its right under the attached Warrant by purchasing _______ shares of the Common Stock, and hereby irrevocably subscribes to such issue. The certificates for such shares shall be issued in the name of:

     --------------------------------------
     (Name)

     --------------------------------------
     (Address)

     --------------------------------------
     (Taxpayer Number)

     and delivered to:

     --------------------------------------
     (Name)

     --------------------------------------
     (Address)

        The Exercise Price of $________ is enclosed.

                                    EXHIBIT B

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

      --------------------------------------
      (Name)

      --------------------------------------
      (Address)


      the attached Warrant, together with all right, title and interest therein to purchase ________shares of the Common Stock, and does hereby irrevocably appoint ______________________ as attorney-in-fact to transfer said Warrant on the books of Freerealtime.com, Inc., with full power of substitution in the premises.

      Done this _____ day of _______________ 1999.


                                   --------------------------------------
                                               (Signature)

                                   --------------------------------------
                                              (Name and title)

                                   --------------------------------------


                                   --------------------------------------
                                                 (Address)

                                   SCHEDULE 1

"COMMON STOCK EQUIVALENT" means any equity interest of the Company that is convertible or exchangeable into Common Stock at any time.

"COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the sum of:

            (i) the number of shares of Common Stock and Common Stock Equivalents (excluding the Contingent Warrants) outstanding at such time, plus

            (ii) the number of shares of Common Stock and Common Stock Equivalents subject to any options, warrants, convertible securities or other commitments outstanding at such time.

"CONSIDERATION" means:

            (i) if the Company issues Common Stock, -- the gross proceeds received by the Company;

            (ii) if the Company issues Common Stock Equivalents, -- the gross proceeds received by the Company, plus the minimum aggregate amount of gross proceeds, if any, payable to the Company upon exchange or conversion;

            (iii) if the Company issues options or rights to subscribe for or to purchase Common Stock or any Common Stock Equivalents, -- the gross proceeds, if any, received by the Company, plus the minimum aggregate amount of gross proceeds, if any, payable to the Company upon exercise;

            (iv) if the Company issues a combination of securities consisting of Common Stock or Common Stock Equivalents and other securities of the Company, and if the amount of gross proceeds allocable to the Common Stock or Common Stock Equivalents is not determinable on its face at the time of such issuance, -- the portion of gross proceeds received by the Company, as determined in good faith by the Company's Board of Directors; and

            (v) if the Company receives any non-cash consideration, -- the fair value of the non-cash consideration, as determined in good faith by the Company's Board of Directors.

"DILUTIVE TRANSACTION" means any transaction (other than Exempt Transactions) where the Company does any of the following, based on a Per Share Price which is less than the Non-Dilutive Price:

            (i) issues or sells any Common Stock or any Common Stock
      Equivalents;

            (ii) issues or sells any options, warrants or other rights to purchase or otherwise acquire any Common Stock or any Common Stock Equivalent; or

            (iii) decreases the subscription, exercise, conversion or exchange price of the securities described in (i) or (ii).

"EMPLOYEE OPTIONS" means options to purchase shares of Common Stock issued to employees of, consultants to, contractors with, or members of the Board of Directors of the Company (collectively, the "Employees"), in connection with or as compensation for the performance of services to the Company.

"EMPLOYEE OPTION SHARES" means shares of Common Stock into which Employee
      Options are exerciseable.

"EXEMPT TRANSACTION" means any transaction where the Company:

            (i) issues any Common Stock upon conversion or exercise of securities outstanding or issued as of the date hereof,

            (ii) issues any Common Stock upon exercise of Employee Options to be issued pursuant to existing agreements and understandings between the Company and certain Employees,

            (iii) issues Employee Options to acquire all Employee Option Shares; provided, however, that the exercise price for such Employee Options shall be the lesser of (A) 85% of the Fair Market Value of the shares of Common Stock at the time of the issuance of such options and (B) the Non-Dilutive Price, or

            (iv) issues any Common Stock upon exercise of this Warrant and the Other Warrant.

"FAIR MARKET VALUE" of a share of Common Stock means:

            (i) if the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market System maintained by the National Association of Securities Dealers, Inc., -- the last reported sale price of the Common Stock on the last trading day prior to the Dilutive Transaction (or the average closing bid and asked prices for such day if no such sale is made on such day);

            (ii) if clause (i) does not apply, and if the prices are reported by the National Quotation Bureau, Inc. and/or the OTC Bulletin Board, -- the mean of the last reported bid and asked prices reported on the last trading day prior to the Dilutive Transaction;

            (iii) if clauses (i) and (ii) do not apply, and if the transaction involves the sale by the Company of securities to unaffiliated third parties (utilizing the services of an investment banker acceptable to Holder), -- the Per Share Price; and

            (iv) in all other cases -- as determined based on earnings and book value and other appropriate items in accordance with the following procedures:

                  (a)   the Holder will recommend three qualified, independent
                             appraisers to the Company;

                  (b)   the Company will select and compensate one of the three
                             appraisers to determine a value;

                  (c)   if either the Holder or the Company is dissatisfied with
                             the value determined by the first appraiser, that Person may designate and compensate an appraiser of its choice to determine a second value;

                  (d)   if the second value is within 10% of the first value or
                             if the Holder and the Company agree, the average of the two values will be the "Fair Market Value";

                  (e)   if the second value is not within 10% of the first
                             value, and if either the Holder or the Company is dissatisfied with the second value, that Person may designate and compensate an appraiser of its choice to determine a third value; and

                  (f)   the average of the two values that are nearest will be
                             the "Fair Market Value".

"NON-DILUTIVE PRICE" means the lesser of (i) $4.00 (as adjusted for stock splits, combinations and similar events) and (ii) the Fair Market Value of a share of Common Stock.

"PER SHARE PRICE" means the total Consideration for each share of Common Stock or Common Stock Equivalent issued or issuable by the Company in connection with a Dilutive Transaction.

"TRADING DAY" with respect to the Common Stock means if the Common Stock is quoted on NASDAQ, a day on which trades may be made on such system.

"WEIGHTED AVERAGE PER SHARE VALUE" means the amount determined by performing the following calculation and rounding the resulting number to the nearest whole cent: Divide:

                  (i)   the sum of:

                        (a)   the Fair Market Value of a Warrant Share
                                   multiplied by the number of shares of Common
                                   Stock Deemed Outstanding immediately prior to the Dilutive Transaction, plus

                        (b)   the aggregate Consideration, if any, received or
                                   to be received by the

                                   Company in connection with the Dilutive
                                   Transaction, by

                  (ii) the number of shares of Common Stock Deemed Outstanding immediately after the Dilutive Transaction.